UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2015

ENERGOUS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36379	46-1318953

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3590 North First Street, Suite 210

San Jose, CA 95134

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 963-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Offices; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 3, 2015, Energous Corporation (the “Company”) entered into an Amended and Restated Executive Employment Agreement with Stephen R. Rizzone, the Company’s President and Chief Executive Officer (the “Employment Agreement”).

The Employment Agreement has an effective date of January 1, 2015 and an initial term of four years (the “Initial Employment Period”). The Employment Agreement provides for an annual base salary of $365,000, and Mr. Rizzone is eligible to receive quarterly cash bonuses with a total target amount equal to 100% of his base salary based upon achievement of performance-based objectives established by the Company’s board of directors.

Pursuant to Mr. Rizzone’s prior employment agreement, on December 12, 2013 Mr. Rizzone was granted a ten year option to purchase 275,689 shares of common stock at an exercise price of $1.68 vesting over four years in 48 monthly installments beginning October 1, 2013 (the “Option”). Mr. Rizzone was also granted a second option award to purchase 496,546 shares of common stock at an exercise price of $6.00 (the “Second Option”). The Second Option vests over the same vesting schedule as the Option.

Subject to the approval by the Company’s stockholders of a new performance-based equity plan, the Employment Agreement provides that Mr. Rizzone shall receive a grant of 639,075 performance share units (the “PSUs”). The PSUs which represent the right to receive shares of common stock shall be earned based on the Company’s achievement of market capitalization growth between the effective date of the Employment Agreement and the end of the Initial Employment Period. If the Company’s market capitalization is $100 million or less, no PSUs will be earned. If the Company reaches a market capitalization of $1.1 billion or more, 100% of the PSUs will be earned. For market capitalization between $100 million and $1.1 billion, the percentage of PSUs earned will be determined on a quarterly basis based on straight line interpolation. PSUs earned as of the end of a calendar quarter will be paid 50% immediately and 50% will be deferred until the end of the Initial Employment Period subject to Mr. Rizzone’s continued employment with the Company.

Mr. Rizzone is also eligible to receive all customary and usual benefits generally available to senior executives of the Company.

The Employment Agreement provides that if Mr. Rizzone’s employment is terminated due to his death or disability, if Mr. Rizzone’s employment is terminated by the Company without cause or if he resigns for good reason, twenty-five percent (25%) of the shares subject to the Option and the Second Option shall immediately vest and become exercisable, he will have a period of one year post-termination to exercise the Option and the Second Option, and if a Liquidation Event (as defined in the Employment Agreement) shall occur prior to the termination of the Option and the Second Option, one hundred percent (100%) of the shares subject to the Option and Second Option shall immediately vest and become exercisable effective immediately prior to the consummation of the Liquidation Event. In addition, any outstanding deferred PSUs shall be immediately vested and paid, but any remaining unearned portion of the PSUs shall immediately be canceled and forfeited.

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If Mr. Rizzone’s employment is terminated due to his death or disability, Mr. Rizzone’s beneficiaries or estate will be entitled to receive (a) an amount equal to one times the sum of (i) his base salary plus (ii) the target amount of his performance bonus for the year of termination, plus (b) any base salary that as shall have accrued but remain unpaid.

If Mr. Rizzone’s employment is terminated by the Company without cause or if he resigns for good reason, the Company shall pay him (a) an amount equal to two times the sum of (i) his base salary plus (ii) the target amount of his performance bonus for the year of termination, payable in substantially equal installments on a payroll period basis during the twenty-four (24) month period immediately following such termination of employment; (b) an amount equal to two years of COBRA premiums based on the terms of Company’s group health plan and Mr. Rizzone’s coverage under such plan as of the date of such termination of employment (regardless of any COBRA election actually made by him or the actual COBRA coverage period under Company’s group health plan), payable in payroll period installments on the same basis as the amount in clause (a) above; and (c) a performance bonus for the year of termination based on actual performance and prorated based on the number of days in the performance year through the date of such termination of employment, payable in cash at the same time bonuses are paid to other employees of the Company for such performance year but not later than March 15 of the following year. In addition, any remaining unearned portion of the PSUs shall be immediately canceled and forfeited, and any other outstanding, unvested time-based equity awards other than the Option and the Second Option shall immediately vest to the extent such award was scheduled to vest during the two-year period immediately following such termination of employment.

If Mr. Rizzone resigns without good reason or is terminated by the Company for cause, he will be entitled to his base salary at the rate then in effect up to and through the effective date of his resignation or termination. In addition, upon such termination of employment, all deferred PSUs and any remaining unearned portion of the PSUs shall be immediately canceled and forfeited.

In connection with Mr. Rizzone’s entry into the Employment Agreement, he is also entering into a Non-Competition and Non-Solicitation Agreement with the Company, which prohibits him from competing with the Company and soliciting clients, customers, business partners or employees from the Company for a two-year restricted period in the event of the termination of his employment with the Company for any reason within two years after a transaction resulting in a Liquidation Event (as defined in the Employment Agreement) or the sale or disposal of all of his ownership interest in the Company.

A copy of the Employment Agreement with Mr. Rizzone is filed with this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated herein by reference. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement.

Item 9.01 Financial Statements and Exhibits

Exhibits

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGOUS CORPORATION

Date: April 9, 2015	By:	/s/ Stephen R. Rizzone
Stephen R. Rizzone
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Amended and Restated Executive Employment Agreement dated as of April 3, 2015 between the Company and Stephen R. Rizzone.